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                                                                  Exhibit (1)(e)

    AUTHORIZE FILING OF REGISTRATION STATEMENTS AND POST-EFFECTIVE AMENDMENTS

         RESOLVED, that the officers of the Company be, and each of them hereby is, authorized in the name and on behalf of the Provident Mutual Variable Annuity Separate Account to execute and cause to be filed with the Securities and Exchange Commission a Registration Statement on Form N-4 for each of the dollar cost averaging, credit and no-load variable annuity products, and any amendments to such Registration Statements, which Registration Statements and amendments thereto shall be in such form as the officer or officers executing the same may, with the advice of counsel, approve as necessary or desirable and appropriate, such approval to be conclusively evidenced by their execution thereof; and it is

         RESOLVED, that the officers the Company be, and each of them hereby is, authorized in the name and on behalf of the Provident Mutual Variable Separate Account and the Provident Mutual Variable Annuity Separate Account to execute and cause to be filed with the Securities and Exchange Commission the amendments to the Registration Statements listed below:

         Variable Life Insurance Product Annual Filings

         1.       Options VLI (No. 33-2625) Post-Effective Amendment No. 21

         2.       Options Plus VLI (33-42133) Post-Effective Amendment No. 15

         3.       Options Premier VLI (333-71763) Post-Effective Amendment No. 2

         4.       Survivor Options Premier VLI (33-84475) Post-Effective
                  Amendment No. 2

         5.       Survivor Options Elite VLI (333-82613) Post-Effective
                  Amendment No. 2

         Variable Annuity Product Annual Filing

         1. VIP II VA (No. 33-70926) Post-Effective Amendment No. 8 and to, among other things, update the financial and other information contained therein, which amendments shall be in such form as the officer or officers executing the same may, with the advice of counsel, approve as necessary or desirable and appropriate, such approval to be conclusively evidenced by their execution thereof; and it is

         FURTHER RESOLVED, that the Secretary or any Assistant Secretary be, and he hereby is, designated to act on behalf of the Company as its agent for service of process for matters relating to these Registration Statements with the powers enumerated in Rule 478 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933; and it is

         FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to execute and file all such instruments and documents, make all such payments and do all other acts as they may deem necessary or desirable and appropriate in order to effect the filing of the Registration Statements and the amendments referenced above and to cause the
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same to become effective; and it is

         FURTHER RESOLVED, that the directors and officers of the Company who may be required to execute any of the Registration Statements or amendments of the Provident Mutual Life Variable Separate Account and the Provident Mutual Variable Annuity Separate Account be, and each of them hereby is, authorized to execute a Power of Attorney appointing Michael A. Bazany, Jr., James Bernstein, Mark T. Buchinsky, and John P. Duke, or any of them severally, as such directors and officers' true and lawful attorney, to execute in their name, place and stead, in their capacity as director or officer, or both, of the Company, any and all amendments to these Registration Statements, and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and he shall have full power and authority to do in the name and on behalf of said directors and officers, or any or all of them, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of said directors or officers, or any or all of them, might or could do in person, the acts of this attorney being hereby ratified and approved.